TBS INTERNATIONAL LIMITED & SUBSIDIARIES                EXHIBIT 10.3

FIRST AMENDMENT TO LOAN AGREEMENT

by and among

AMOROS MARITIME CORP.,
LANCASTER MARITIME CORP.
AND
CHATHAM MARITIME CORP.,

as Borrowers,

TBS INTERNATIONAL LIMITED,

as Parent Guarantor,

SHERWOOD SHIPPING CORP.

as Guarantor, and

 AIG COMMERCIAL EQUIPMENT FINANCE, INC.,

as Lender

March 27, 2009

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “First Amendment”) is made and entered into this 27th day of March, 2009, by and among Amoros Maritime Corp., Lancaster Maritime Corp. and Chatham Maritime Corp., each a Marshall Islands corporation having a mailing address of P.O. Box HM 2522, Hamilton HMGX, Bermuda and a registered address of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Borrowers”; each, a “Borrower”), TBS International Limited, a Bermuda corporation (“Parent Guarantor”), Sherwood Shipping Corp. (“Sherwood”) and AIG Commercial Equipment Finance, Inc., a Delaware corporation (together with its successors and assigns, “Lender”).WHEREAS, Borrowers, Parent Guarantor and Lender are parties to that certain Loan Agreement dated February 29, 2008 (the “Original Loan Agreement,” as amended by this First Amendment and any future amendments, the “Loan Agreement”); and

WHEREAS, Borrowers delivered the Notes to evidence their Loan under the Loan Agreement, including that certain US$13,000,000 Promissory Note by Lancaster Maritime Corp., that certain US$9,000,000 Promissory Note by Amoros Maritime Corp., and that certain $13,000,000.00 Promissory Note by Chatham Maritime Crop., each payable to the order of Lender and dated February 29, 2008; and

WHEREAS, Sherwood wishes to secure the Obligations by delivering its Secured Guaranty of even date herewith and by granting a first priority mortgage on the vessel “Zia Belle,” having Panamanian registration number 38142-PEXT (the “Zia Belle”) which shall be added to the Vessels subject to the Loan Agreement; and

WHEREAS, the parties wish to amend the Loan Agreement and Notes in various respects, including (i) a 175 basis point increase in the Margin, (ii) a 200 basis point increase in the lowest applicable Interest Rate, (iii) the elimination of the one and the two month options for LIBOR terms currently available to Borrowers, (iv) increases in applicable Prepayment Fees to (x) three percent (3.0%) for any prepayments occurring on or prior to the first anniversary of the effective date of this First Amendment, (y) two percent (2.0%) for any prepayment occurring after the first anniversary but on or prior to the second anniversary of this First Amendment, and (z) one percent (1.0%) for any prepayments occurring after the second anniversary of the date of this First Amendment, (v) the restructuring of the quarterly principal installments due April 1, 2009, July 1, 2009, and October 1, 2009, to be due upon the effective date of this First Amendment, (vi) the addition of an EBITDA to Interest financial covenant, and a waiver of Borrowers’ compliance with the financial covenants contained in Sections 6.10 (a), (c) and (d) for  the 2009 fiscal year (and each fiscal quarter thereof), and (vii) a waiver of Borrowers’ compliance with Section 5.12 for the 2008 fiscal year, among other matters more fully addressed below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrowers and Lender hereby agree as follows:
1. The following new definitions are added to Section 1.01 of the Original Loan Agreement:
“Consolidated Interest Coverage Ratio” means, at any date of determination, the ratio of (a) the result of (i) Consolidated EBITDA, less (ii) the sum of (x) Federal, state, local and foreign income taxes paid in cash and (y) Restricted Payments made, in each case, for the most recently completed Measurement Period, to (b) Consolidated Interest Charges for the most recently completed Measurement Period.

The definitions of “LIBOR Period” and “Existing Credit Agreement” are deleted from the Original Loan Agreement.

2.   The following definitions are amended and restated.  In the case of the revised definitions of “Adjustment Period” and “LIBOR Rate”, such amendment and restatement shall take effect on April 1, 2009.  All other changes shall take effect as of the date of this First Amendment.

“Adjustment Period” means a successive series of three month or quarterly periods following the first Adjustment Period.  The first Adjustment Period shall begin on the Initial Funding Date, and continue until the last day of the calendar quarter in which the Initial Funding Date occurs, or March 31, 2008.  Thereafter, each successive Adjustment Period during the term of the Loans shall be a Calendar Quarter. For the avoidance of doubt, the first full Adjustment Period following the date of the First Amendment shall commence April 1, 2009, and end on June 30, 2009.

 “Assignment of Charter Hire” shall mean, for each Borrower and for Sherwood, that certain Assignment of Charter Hire by Borrower or Sherwood in favor of Lender, as applicable, and that certain Assignment of Charter Hire by Charterer, by the assignors party thereto, in favor of Lender, each related to the Vessel owned by the Borrower or Sherwood, as applicable and dated as of the date of the Borrower’s or Sherwood’s Ship Mortgage, as amended, supplemented and modified from time to time in accordance with the terms thereof.  “Assignments of Charter Hire” shall collectively refer to all Assignments of Charter Hire.

“Assignment of Insurances” shall mean, for each Borrower and Sherwood, that certain Assignment of Insurances by Borrower or Sherwood (as applicable) and the other assignors party thereto in favor of Lender dated as of the date of Borrower’s or Sherwood’s Ship Mortgage, as amended, supplemented and modified from time to time in accordance with the terms thereof.  “Assignments of Insurances” shall collectively refer to all Assignments of Insurances.

 “Collateral” means, collectively, the Vessels, all of Sherwood’s or each Borrower’s property that is encumbered by a Ship Mortgage from time to time during the term of this Agreement, all other collateral securing the Loans, and all substitutions and replacements therefor, including all component parts and appurtenances.  It is the intent of Borrowers, Sherwood and Lender that the Collateral secure the entire Obligations owed to Lender by the Borrowers.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Parent Guarantor and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income (and without duplication):  (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) net losses from the sales of vessels as permitted under the BofA Credit Agreement and (v) any noncash impairment charges incurred during each fiscal year of Parent Guarantor and its Subsidiaries ending December 31, 2009 in respect of any of Parent Guarantor’s or its Subsidiaries’ goodwill and vessels, (in each case of or by Parent Guarantor and its Subsidiaries for such Measurement Period) and minus (b) the following to the extent included in calculating such Consolidated Net Income, all net gains from the sales of vessels as permitted under the BofA Credit Agreement (in each case of or by Parent Guarantor and its Subsidiaries for such Measurement Period); provided that, to the extent characterized as interest on the income statements of Parent Guarantor and its Subsidiaries for such Measurement Period pursuant to FASB Interpretation No. 133 – Accounting for Derivative Instruments and Hedging Activities (June 1998), noncash adjustments in connection with any interest rate swap contract entered into by Parent Guarantor or any of its Subsidiaries, shall be excluded.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest but excluding capitalized interest on Permitted New Vessel Construction Indebtedness) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Parent Guarantor and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that, to the extent characterized as interest on the income statements of Parent Guarantor and its Subsidiaries for such Measurement Period pursuant to FASB Interpretation No. 133 – Accounting for Derivative Instruments and Hedging Activities (June 1998), noncash adjustments in connection with any interest rate swap contract entered into by Parent Guarantor or any of its Subsidiaries, shall be excluded.

“Interest Rate” means, for each Loan, a rate over each Adjustment Period equal to the greater of (a) seven percent per annum, or (b) LIBOR Rate PLUS the Margin per annum, adjusted for each Adjustment Period effective as of the first day of each Adjustment Period.  The Interest Rate is subject to the default rate of interest now or hereafter set forth in each Note, which default rate shall be equal to the lesser of (i) the Interest Rate plus 2.0%, or (ii) the maximum rate of interest permitted by Applicable Law.   At no time will the Interest Rate ever be less than seven (7%) percent per annum.

"LIBOR Rate" shall mean, for each Adjustment Period, the rate per annum equal to the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term of three months or ninety days, as published by the British Bankers' Association (on its internet website at www.bba.org.uk (or in the event such rate is not so published, in such other nationally recognized publication as Payee may specify) at approximately 11:00 a.m., London, England time, on the day that is the last London Banking Day immediately preceding the first day of such Adjustment Period, with adjustments to be effective as of the first day of such Adjustment Period; provided, however, that (i) if no comparable term of three months or ninety days is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such term and (ii) if the British Banker’s Association shall no longer publish such a rate, "LIBOR Rate" shall mean in such other nationally recognized publication as Lender may specify).

“Margin” means three and one half of one percent (3.50%), unless the sum of the Margin and the LIBOR Rate on the first day of an Adjustment Period is less than seven percent per annum, in which case the Margin shall equal the difference between seven percent per annum and the LIBOR Rate in effect on such date, resulting in an Interest Rate of at least seven percent per annum at all times during the term of this Agreement.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of Parent Guarantor.  Provided, in the case of the Consolidated Interest Coverage Ratio, the Measurement Period for the quarterly calculations for the quarter annual periods ending (i) on June 30, 2009 means the most recently completed two fiscal quarters of Parent Guarantor, and (ii) September 30, 2009 means the most recently completed three fiscal quarters of Parent Guarantor.

“Philippine Charterer” means (a) for the Mohave Maiden, the Hopi Princess, and the Zuni Princess, CFS Bareboat Corp., (b) for the Zia Belle, General Charterers, Inc. or (c) with respect to any Vessel, any other Person approved in writing by Lender to bareboat charter the Vessel to permit the Charter Registry of the Vessels in the Republic of the Philippines.

“Security Documents” means the Guaranty Agreements, the Assignments of Charter Hire, the Assignments of Insurances, the Ship Mortgages and all other documents now or hereafter constituting security for the Loans, including the Ship Mortgage by Sherwood on the vessel “Zia Belle.”

“Ship Mortgage” shall mean, with respect to each Borrower or Sherwood, that certain Panamanian First Naval Mortgage to be executed by or on behalf of such Person in favor of Lender encumbering the Vessel owned by such Person, to be recorded in the office of the Panama Registry, as amended, supplemented and modified from time to time in accordance with the terms thereof.  “Ship Mortgages” shall collectively refer to the Ship Mortgages of Borrowers and Sherwood.

“Vessel” means, for each Borrower or Sherwood, the vessel listed next to such Person’s name on Schedule 1 hereto.  The term “Vessel” shall include, without limitation, all on board equipment, machinery and supplies.  “Vessels” shall collectively refer to all of the Vessels described on Schedule 1.

3.   Section 2.03 of the Original Loan Agreement is amended and restated to read as follows:

Section 2.03.  The Notes.  Each Loan and each Borrower’s obligation to repay its Loan shall be evidenced by and repayable with interest in accordance with the terms of such Borrower’s Note in the form attached hereto as Schedule 2.03, as amended by an addendum (the “Addendum”) in the form attached to the First Amendment as Schedule 2.03A.  Principal and interest payable under each Note shall be repaid in accordance with the repayment terms set forth in the Note, as amended by the applicable Addendum.  Each Note provides for a default rate of interest.

4.   Section 2.06 of the Original Loan Agreement is amended and restated to read as follows, effective as of April 1, 2009:

Section 2.06.  Changes to LIBOR Rate.   The LIBOR Rate in effect hereunder shall be increased or decreased, as the case may be, effective as of the first day of each Adjustment Period during the term of this Agreement, in the case of each Adjustment Period, by an amount equal to any increase or decrease in the LIBOR Rate from the immediately preceding Adjustment Period, as more fully set forth in each Note.

5.   With respect to Section 4.05, and the other covenants and provisions of the Loan Documents pertaining to a “Material Adverse Change” or “Material Adverse Affect”, Lender agrees, in determining whether a Material Adverse Change or Material Adverse Effect has occurred or exists, for calendar year 2009 only, that Lender will disregard the effect of changes in accounting position resulting from any increase in liability under interest rate swap contracts, or any decrease in asset value resulting from reductions to the book value of goodwill or any vessel or other item otherwise required under applicable accounting standards.  Commencing on January 1, 2010, the determination of compliance with all financial covenants, and the occurrence of a Material Adverse Change or Material Adverse Effect, will revert to a determination based on the results determined by application of GAAP, consistently applied.

6.   The first paragraph of Article V of the Original Loan Agreement is amended and restated to read as follows:

Each Borrower, severally, and Sherwood agrees as follows.  So long as any Borrower’s Note shall remain unpaid or any Borrower shall have any unfulfilled or undischarged obligations or duties under the Loan Documents, the Security Documents or any related agreements, each Borrower, severally, and Sherwood will comply with the following requirements. References in this Article V to Note shall be to the Borrower’s Note, to Vessel shall be the Vessel applicable to such Borrower or Sherwood, and to Collateral shall be the Collateral provided directly by Borrower or Sherwood.

7.   Section 5.03 of the Original Loan Agreement is amended and restated to read as follows:

Section 5.03.  Insurance.  Each Borrower or Sherwood, as applicable shall obtain and maintain insurance on the Vessel owned by it in accordance with the terms of Schedule 5.03 hereto.  In addition, as to other business properties owned by Borrower or Sherwood, Borrower or Sherwood shall obtain and maintain insurance with insurers believed by Borrower or Sherwood to be responsible and reputable and reasonably acceptable to Lender, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which Borrower or Sherwood operates or as may be required by any applicable laws, orders or regulations or as may reasonably be requested by Lender.  Borrower or Sherwood, as applicable, shall promptly provide Lender with evidence of such insurance coverage.  Additionally, Borrower or Sherwood, as applicable, shall provide not less than thirty (30) days advance written notification to Lender in the event of cancellation or material change in the terms of such coverage.

8.   Section 5.05 of the Original Loan Agreement is amended and restated to read as follows:

Section 5.05.  Inspection.  At any reasonable time and from time to time, upon prior notice to Borrower or Sherwood, Lender or any agents or representatives of Lenders shall be allowed to examine and make and prepare copies of and abstracts from the records and books of account of, and visit and inspect the Collateral and the other properties of, Borrower or Sherwood and the other Loan Parties and to discuss the affairs, finances and accounts of Borrower, Sherwood or any other Loan Party with any officer of such Person.

9.    Section 5.06 of the Original Loan Agreement is amended and restated as follows:

Section 5.06.  Maintenance of Properties, Etc.  Borrower or Sherwood shall maintain and preserve the Collateral owned by it and all of its other properties necessary or useful in the proper conduct of its current business in good mechanical condition and running order, ordinary wear and tear excepted.

10.   Section 5.10 of the Original Loan Agreement is amended and restated as follows:

Section 5.10.  Ownership of Borrower, Sherwood and Parent Guarantor.  Parent Guarantor shall own 100% of all the issued and outstanding shares of Westbrook Holdings Ltd. (“Westbrook”).  Westbrook shall own 100% of the all of the issued and outstanding shares of Sherwood and each Borrower.  There shall be no sale, transfer, pledge, donation, hypothecation, alienation or other encumbrance of any of the outstanding shares of Borrower, Sherwood or Westbrook, other than a transfer of the shares of Westbrook to either Parent Guarantor or a wholly owned subsidiary of Parent Guarantor.

11.   Section 5.12 of the Original Loan Agreement is amended and restated as follows:

Section 5.12     Valuation.  Borrowers will deliver to Lender as soon as available, but in any event within 30 days after the end of each fiscal year (except the fiscal year ending December 31, 2008) a certificate executed by an Officer setting forth the Fair Market Value of the Vessels as of such fiscal year end and attaching the most recent Valuation of the Vessels as of such date.

If for any reason at any time the Total Outstanding shall exceed the Loan Value, the Borrowers shall immediately prepay the Loans in an aggregate amount equal to such excess; provided that, the Borrowers shall not be required to make such prepayment of the Loans so long as (A) no Default or Event of Default shall have occurred or then be continuing and (B) within 10 days of any such event (or, in the case of any Disposition of a Vessel, prior to any such Disposition), (x) the Borrowers pledge additional vessels (to be accepted by Lender in its sole discretion)s having an appraised fair market value sufficient to eliminate such deficiency or (y) the Borrowers cause another Subsidiary of Parent Guarantor (which may be an Excluded Subsidiary) to join this agreement and such Person pledges additional vessels having an appraised fair market value sufficient to eliminate such deficiency, in each case, such pledge to be in a manner and pursuant to documentation satisfactory in all respects to the Lender, and to include a Valuation of such additional vessels and documentation and information acceptable to Lender.

12.   The first paragraph of Article VI of the Original Loan Agreement is amended and restated to read as follows:

Each Borrower, severally, and Sherwood agrees as follows.  So long as any Borrower’s Note shall remain unpaid or any Borrower shall have any unfulfilled or undischarged obligations or duties under the Loan Documents, the Security Documents or any related agreements, each Borrower, severally, and Sherwood will comply with the following requirements. References in this Article VI to Note shall be to the Borrower’s Note, to Vessel shall be the Vessel applicable to such Borrower or Sherwood, and to Collateral shall be the Collateral provided directly by Borrower or Sherwood.  The negative covenants of Article VI with respect to each Borrower or the Vessel or Collateral owned by a Borrower shall also apply to Sherwood, and the Zia Belle and the Collateral owned by Sherwood.  Without limitation of the foregoing, the Single Purpose Entity Restrictions of Section 6.09 shall also apply to Sherwood.

13.   Section 6.10 of the Original Loan Agreement is amended and restated to read as follows:

Section 6.10   Financial Covenants.  Borrower covenants and agrees that for the term of this Agreement that Parent Guarantor and its consolidated Affiliates and Subsidiaries shall not violate, on a consolidated basis, the following financial covenants:

(a) Minimum Consolidated Tangible Net Worth.   The Consolidated Tangible Net Worth at any time shall not be less than the sum of (i) $235,000,000.00 plus (ii) an amount equal to 75% of the Consolidated Net Income earned in each full fiscal quarter ending after September 30, 2007 (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of Parent Guarantor and its Subsidiaries after September 30, 2007 by reason of the issuance and sale of Equity Interests of Parent Guarantor or any Subsidiary (other than issuances to Parent Guarantor or a wholly-owned Subsidiary), including upon any conversion of debt securities of Parent Guarantor into such Equity Interests.

(b) Minimum Cash Liquidity.  Qualified Cash, plus Availability in an average daily amount during such calendar month shall not be less than (a) for the calendar months during 2008, $15,000,000.00, (b) for the months during 2009, $40,000,000.00, and (c) for each calendar month ending on or after January 31, 2010, $15,000,000.00.

(c) Maximum Consolidated Leverage Ratio.  The Consolidated Leverage Ratio at any time shall not be greater than 3.00:1.00.

(d) Minimum Consolidated Fixed Charge Coverage Ratio.  The Consolidated Fixed Charge Coverage Ratio at any time shall not be less than 1.50:1.00.

            (e)  Consolidated Interest Coverage Ratio.  The Consolidated Interest Coverage Ratio shall not be less than:  (a) for the six months ending June 30, 2009, 1.10:1.00; (b) for the nine months ending September 30, 2009, 1.35:1.00; and (c) for the fiscal year ending December 31, 2009, 1.75:1.00.

Unless otherwise required by Lender as a result of a Default or a Material Adverse Change in a Borrower’s or Guarantor’s financial position, compliance will be tested on a quarterly basis on each March 31st, June 30th, September 30th and December 31st, based on the quarterly consolidated financial statements of Parent Guarantor.  Notwithstanding anything herein to the contrary (i) compliance with the financial covenants described in Sections 6.10 (a), 6.10(c) and 6.10(d) shall not be measured during any quarter in the fiscal year ending December 31, 2009, and (ii) compliance with the financial covenant described in Section 6.10(e) shall be measured only for the periods described therein.

14.   The agreement of Lender to enter into this First Amendment is subject to the condition precedent that Lender shall have received all of the following, in form and substance acceptable to Lender in its sole discretion:

(a) executed Addendums to the Notes, the Secured Guaranty of Sherwood in the form attached hereto as Schedule 14(a)(1) and the other Security Documents in connection with the Zia Belle;

(b) evidence that all insurance policies and insurance coverages required under any of the Loan Documents with respect to the Zia Belle are in full force and effect;

(c) opinions of counsel of Borrowers, Parent Guarantor, and Sherwood with respect to this First Amendment and the Security Documents (including the new Security Documents in connection with the Zia Belle), confirming Lender’s first priority ship mortgage on the Zia Belle;

(d) UCC search under the name Sherwood Shipping Corp., reflecting that no UCC filings exist with respect to any of the Collateral owned by Sherwood Shipping Corp.;

(e) copies of the Articles of Incorporation and Bylaws or other organizational documents of Sherwood, certified by an authorized officer of such entity as being true and correct copies thereof;

(f) signed copies of a certificates of an authorized officer of Borrowers, Parent Guarantor, and Sherwood which shall certify the names of the officers of such entities authorized to execute and deliver this First Amendment and the other Loan Documents to which such entities are a party, and other documents or certificates to be delivered pursuant to this First Amendment or the related Security Documents, together with the true signatures of such officers;

(g) copies of the appropriate resolutions and consents of Borrowers, Parent Guarantor, and Sherwood approving the First Amendment and related Loan Documents, certified by the Secretary (or other appropriate official) of such party as being a true and correct copy thereof;

(h) a good standing certificate with respect to Sherwood, issued as of a recent date by the Secretary of State or other appropriate and authorized official of Sherwood’s respective jurisdiction of incorporation;

(i) evidence of the proper registry of the Zia Belle in the provisional maritime registry of the Panama Registry as reflected in registration certificates for the Vessel, and the acceptance of such registry by the applicable authorities in the office of the Panama Registry, including the Certificate of Provisional Registry for the Vessel and  Patente Provisional de Navegacion;

(j) copy of the ownership and registration certificate for the Zia Belle issued by the applicable Panamanian authorities;

(k) duly executed and filed Security Documents establishing in Lender, as determined by Lender’s counsel, a first preferred mortgage in the Zia Belle; subject to no adverse liens, claims or encumbrances (whether or not perfected or preferred);

(l) evidence satisfactory to Lender that all required licenses have been obtained by each Borrower and Sherwood and the Philippine Charterer, as applicable, and are in full force and effect to operate the Vessel according to her intended use, including, but not limited to, the current operation of the Vessel;

(m) such other documents, certifications and acknowledgments respecting the Loan Documents or the Security Documents as Lender shall reasonably request;

(n) the continuing compliance by Borrowers and Guarantors of their obligations under the Loan Agreement as modified by this First Amendment;

(o) evidence satisfactory to Lender that no Loan Party is in default under the Loan or any other indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected; or, if such default exists, that it has been waived by the applicable creditor;

(s) evidence satisfactory to Lender that (i) the Zia Belle is classed as follows, without outstanding recommendations or notations, and otherwise in compliance with the Ship Mortgage:

Panama
Navigation                      Classification
Vessel Name                                      Patente No.                              Society                              Class

ZIA BELLE                                           38142-PEXT             _______                        ___________

and (ii) all required licenses have been obtained by Sherwood and are in full force and effect to operate the Zia Belle according to its intended use, including, but not limited to, the current operation of the Zia Belle; and

(t) Lender’s receipt of a modification fee of $225,000.00, as well as all other fees and costs of Lender in connection with this First Amendment and the transactions contemplated hereby.

Lender’s waiver of any condition with respect to this First Amendment for a particular Borrower shall not be deemed absent express written agreement to constitute a waiver of such condition as it may apply to any other Borrower.

15.   All references in the Original Loan Agreement and other Loan Documents to “Guarantor” and “Loan Parties” shall include, without limitation, Sherwood.  Sherwood shall observe all of the obligations imposed on each Guarantor under the Loan Document.  All references to the Vessels or the Collateral under the Original Loan Agreement or other Loan Document shall include, without limitation, the Zia Belle, and Sherwood shall keep and observe with respect to the Zia Belle all of the Vessel related obligations imposed on the owner of a Vessel under the Loan Documents, including all obligations with respect to insurance and the collateral assignment and encumbrance of rights related to the Zia Belle, her charter hire and insurances, and the operation of the Zia Belle.  Without limitation of the foregoing, Sherwood’s failure to maintain the insurance required under the Loan Documents shall constitute a default under Section 7.01 (p) of the Original Loan Agreement. References to the Guaranty Documents shall include the Collateral Documents executed by Sherwood.

16.   Lender consents to the change of the classification society for the Mohave Maiden to “NK.”

17.   Borrowers agree to pay all costs and expenses in connection with the execution and recordation of this First Amendment and all other Loan Documents executed in connection therewith.  In addition, Borrowers shall reimburse Lender for all costs incurred by Lender in connection with this First Amendment and the transactions contemplated hereby, including without limitation, the costs of Lender’s counsel, the costs of Lender’s insurance consultants, and the costs of Panamanian and other foreign counsel.  Nothing herein shall be deemed to waive or limit Borrowers’ obligation to reimburse and indemnify Lender as provided in Section 8.05 of the Original Loan Agreement, and Sherwood agrees to similarly indemnify and reimburse Lender for any costs, liabilities or expenses of Lender relating to Sherwood or the Zia Belle.  Borrowers agree to pay Lender a modification fee of $225,000.00 in connection with this First Amendment, which shall be fully earned and non-refundable.

18.   This First Amendment may be executed separately by the Loan Parties and Lender in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

19.   THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FIRST AMENDMENT AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION THEREWITH SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

20.   Borrowers and Guarantors, by executing this First Amendment, hereby confirm and acknowledgment that the amounts owed by them under the Loan Agreement are free and clear of any deductions, offsets, counterclaims or other reductions.  Borrowers and Guarantors further acknowledge that Lender has fully complied with all of its obligations under the Loan Agreement, and hereby waive, release and discharge Lender from and against any claim, right, demand or cause of action arising on or before the date of this First Amendment out of any act or failure to act by Lender or any breach by Lender of any obligation under or in connection with the Loan Agreement, whether arising under theories of contract, tort, lender liability or otherwise.

{signature page follows}

BORROWERS:

AMOROS MARITIME CORP.

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

LANCASTER MARITIME CORP.

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

CHATHAM MARITIME CORP.

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

GUARANTOR:

TBS INTERNATIONAL LIMITED

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

SHERWOOD:
SHERWOOD SHIPPING CORP.

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

LENDER:
AIG COMMERCIAL EQUIPMENT FINANCE, INC.

By: /s/ Richard M. Johnston
Name:  Richard M. Johnston
Title:  Vice President

LIST OF SCHEDULES TO FIRST AMENDMENT TO LOAN AGREEMENT
Schedule 1-	List of Borrowers and Vessels
Schedule -	Forms of Opinion

SCHEDULE 1

Borrower	Vessel Name	Maximum Individual Loan Amount*
Amoros Maritime Corp.	Hopi Princess	$13,000,000
Lancaster Maritime Corp.	Mohave Maiden	$13,000,000
Chatham Maritime Corp.	Zuni Princess	$9,000,000
Sherwood Shipping Corp.	Zia Belle	N/A

VESSEL NAME	PANAMA NAVIGATION PATENTE NO.	PANAMA CALL LETTERS	PHILIPPINES OFFICIAL NO.	PHILIPPINES CALL SIGN	ADDITIONAL VESSEL SPECIFICATIONS
HOPI PRINCESS	34293-08	3EPG2	MNLA000706	DYTU	LENGTH, 145.52 METERS, BREADTH, 22.70 METERS, DEPTH, 13.80 METERS, GROSS TONNAGE, 13,911, NET TONNAGE 7,162
MOHAVE MAIDEN	34295-08	3EPG7	MNLA000705	DYTT	LENGTH, 167.64 METERS, BREADTH, 23.10 METERS, DEPTH, 14.75 METERS, GROSS TONNAGE, 17,056, NET TONNAGE 10,329
ZUNI PRINCESS	34300-08	3EPG6	MNLA000703	DYTK	LENGTH, 167.64 METERS, BREADTH, 23.10 METERS, DEPTH, 14.75 METERS, GROSS TONNAGE, 17,066, NET TONNAGE 10,334
ZIA BELLE	38142-PEXT	3FZQ7	MNLA000716	DYVE	LENGTH, 96.52 METERS, BREADTH, 20.42 METERS, DEPTH, 11.11 METERS, GROSS TONNAGE, 6,714, NET TONNAGE, 2,888

SCHEDULE 2.03A

Form of Addendum

ADDENDUM TO PROMISSORY NOTE

This Addendum to Promissory Note is made as of March __, 2009 with respect to the Promissory Note dated February 29, 2008 by [       ] CORP. in the original stated principal amount of $[   ] (the “Note”) to the order of AIG COMMERCIAL EQUIPMENT FINANCE, INC.

The last two sentences of the first paragraph on Page 1 of the Note, commencing “The Interest Rate shall be…” and “Beginning on the first day..,” respectively, are deleted, and the following sentences are inserted in replacement thereof:

 “The Interest Rate shall be equal to the greater of (a) seven percent per annum or (b) LIBOR Rate (as defined in the Loan Agreement) plus 3.50%.  Payee shall have the right to prospectively increase the interest rate hereunder following an Event of Default to the Default Rate, as provided below.  Beginning on the first day of the Adjustment Period (as defined in the Loan Agreement) following the date hereof, the Interest Rate hereunder shall be adjusted each Adjustment Period and such adjustment shall be effective throughout such Adjustment Period.”

The second paragraph of the first page of the Note is amended and restated to read as follows:

Commencing on July 1, 2008, and on October 1, 2008 and January 1, 2009, the undersigned will make quarterly principal payments of $[          ] each together with accrued interest.  On March __, 2009, the undersigned will a principal payment of $[        ].  On April 1, 2009, July 1, 2009 and October 1, 2009, the undersigned will make an interest payment in the amount of all accrued but unpaid interest under this Note.  On January 1, 2010 and on April 1, 2010, the undersigned will make quarterly payments of accrued interest together with quarterly principal payments of $[          ] each together with accrued interest.  Commencing on July 1, 2010, and on each October 1, January 1 and April 1 thereafter, the undersigned will make quarterly principal payments of $[        ] each together with accrued interest.  A final payment of all remaining principal, interest and other amounts due hereunder and under the Loan Documents (as defined in the Loan Agreement) will be payable on April 1, 2012, the Maturity Date. Interest hereunder shall accrue on the unpaid balance of this Note from the date of this Note until paid in full, at the Interest Rate (subject to Payee’s right to prospectively increase the interest rate to the Default Rate following an Event of Default), adjusted on the first day of each Adjustment Period.  Interest shall be payable in arrears on the dates provided above, and upon prepayment in part of the unpaid principal balance of this Note (with respect to the amount so prepaid) and upon payment (including prepayment) in full of the unpaid principal balance of this Note.  All payments received by Payee shall be applied first to interest and then to principal.

The final paragraph of the first page of the Note, which is continued and completed on the second page of the Note, is amended and restated to read as follows:

In addition to the required payments set forth above, the undersigned shall have the right to prepay this Note, in whole or in part, at any time following the first anniversary date of this Note on fifteen (15) days prior written notice to the Payee, provided, that the amount of the prepayment is at least $500,000.00 and the prepayment is made in multiples of $500,000.00, and further provided that on the date of such prepayment, the undersigned shall pay the principal amount of this Note being so prepaid (the “Prepayment Amount”), together with all interest, fees and other amounts payable on the amount so prepaid or in connection therewith to the date of such prepayment and, the Prepayment Fee set forth below.  If the undersigned prepays this Note in full or in part, the undersigned shall pay, on the date of such prepayment, a fee  (the “Prepayment Fee”) to the Payee in an amount equal to (a) 3% of the amount of the principal prepayment, if prepayment is made before March __ 2010; (b) 2% of the amount of the principal prepayment, if prepayment is made on or after March __, 2010 but before March __, 2011, or (c) 1% of the amount of the principal prepayment, if prepayment is made on or after March __, 2011, provided that the Prepayment Fee shall be charged and paid only to the extent permitted by Applicable Law.  No prepayments will be permitted prior to the first anniversary date of this Note.  Any prepayment pursuant to this paragraph shall be applied to the installments hereof in the inverse order of maturity. In addition, at the time of any prepayment, the undersigned shall pay to Payee such amount as will compensate Payee for any loss, cost, expense, penalty, claim or liability incurred by Payee as a result of such prepayment which requires the Payee to prematurely break any related swap, interest rate hedge or other derivative arrangement.  The Payee shall have no obligation to purchase or enter into any swap or other derivative arrangement in connection with funding or maintaining the loan evidenced by this Note.

                             [          ]    CORP.

 By:
Name:
Title:   Attorney in Fact
ACCEPTED BY LENDER:

AIG COMMERCIAL EQUIPMENT FINANCE, INC.

 By:
Name:
Title:

SCHEDULE 14 (a) (1)

Form of Secured Guaranty